UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A/A
AMENDMENT NO. 1
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
XINHUA FINANCE MEDIA LIMITED
(Exact name of registrant as specified in its charter)

Cayman Islands (State of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)
Rooms 3905-3909,
Tower 1, Grand Gateway
1 Hongqiao Lu, Shanghai 200030
People’s Republic of China
(Address of principal executive offices, including Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which each
to be so registered	class is to be registered

American depositary shares, each representing two common shares	The NASDAQ Stock Market LLC

Common shares, par value $0.001 per share	The NASDAQ Stock Market LLC *
*	Application to be made for listing, not for trading, but only in connection with the registration of the American Depositary Shares pursuant to requirements of the Securities and Exchange Commission.
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-140808
Securities to be registered pursuant to Section 12(g) of the Act: None.

EXPLANATORY NOTE
     This Amendment No. 1 to our Form 8-A filed with the Securities and Exchange Commission on February 23, 2007 amends the name of the exchange on which our securities are to be registered. No other changes are made to the Form 8-A.
INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.
     The description of the securities being registered is set forth under “Description of Share Capital,” “Description of American Depositary Shares” and “Taxation” in the registrant’s Registration Statement on Form F-1 (Registration No. 333-140808), originally filed with the Securities and Exchange Commission on February 21, 2007, as amended, including any form of prospectus contained therein pursuant to Rule 424(b) under the Securities Act of 1933, which description and prospectus are incorporated herein by reference. Copies of such description will be filed with The NASDAQ Stock Market LLC.

Item 2.	Exhibits.
     Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Xinhua Finance Media Limited
	By:	/s/ Fredy Bush
Name: Fredy Bush
Title: Chief Executive Officer and Chairman of the Board of Directors
Dated: March 8, 2007